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                                                                       EXHIBIT 5

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
                                           BRYAN CAVE LLP
     ST. LOUIS, MISSOURI                                                          LONDON, ENGLAND
      NEW YORK, NEW YORK            700 THIRTEENTH STREET, N. W.                RIYADH, SAUDI ARABIA
    KANSAS CITY, MISSOURI           WASHINGTON, D. C. 20005-3960                KUWAIT CITY, KUWAIT
    OVERLAND PARK, KANSAS                  (202) 508-6000                 ABU DHABI, UNITED ARAB EMIRATES
       PHOENIX, ARIZONA                                                     DUBAI, UNITED ARAB EMIRATES
   LOS ANGELES, CALIFORNIA           FACSIMILE: (202) 508-6200                       HONG KONG
   SANTA MONICA, CALIFORNIA                                                ASSOCIATED OFFICE IN SHANGHAI
      IRVINE, CALIFORNIA
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                                       January 26, 2000

United Therapeutics Corporation
1110 Spring Street
Silver Spring, MD 20910

Ladies and Gentlemen:

               We have acted as counsel to United Therapeutics Corporation (the "Company") in connection with the registration on Form S-8 under the Securities Act of 1933, as amended, by the Company of a total of 15,039,517 shares (the "Shares") of the Company's common stock, $.01 par value per share, issuable by the Company upon the exercise of options and awards granted pursuant to the Amended and Restated Equity Incentive Plan, as amended through June 11, 1999, and granted to an employee, Wayne Roe, on October 27, 1999 (the "Plans").

               In connection herewith, we have examined and relied as to matters of fact upon such certificates of public officials, such certificates of officers of the Company and originals or copies certified to our satisfaction of the Certificate of Incorporation and Bylaws of the Company, as amended, the Plans, proceedings of the Board of Directors of the Company and other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below.

               In rendering the following opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies. In addition, we have assumed that the certificates for the Shares to be issued will conform to the specimen thereof examined by us and will be duly registered and countersigned by the Company's transfer agent.

               Based on the foregoing and in reliance thereon, we are of the opinion that the shares have been duly and validly authorized for issuance and, when issued, delivered and paid for in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion as Exhibit 5 to the aforesaid registration statement on Form S-8.

                                       Sincerely,

                                       /s/ Bryan Cave LLP

                                       Bryan Cave LLP